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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-38361, 33-52760, 33-52758, 33-52756, 33-52762, 333-16113, 333-56119, 333-56752, 333-62759, 333-68566, 333-100436, 333-104066, 333-104067 and 333-118039 and Forms S-3 Nos. 333-46329 and 333-108626), of Keane, Inc. and in the related Prospectuses of our reports dated March 11, 2005, with respect to the consolidated financial statements of Keane, Inc., Keane, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Keane, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst and Young LLP
Boston, Massachusetts March 11, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm